UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2026

Essential Utilities, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-06659

Pennsylvania	23-1702594
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

762 West Lancaster Avenue

Bryn Mawr, Pennsylvania 19010-3489

(Address of principal executive offices, including zip code)

(610) 527-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.50 per share	WTRG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

A special meeting of shareholders (the “Special Meeting”) of Essential Utilities, Inc., a Pennsylvania corporation (“Essential Utilities” or the “Company”), was convened and held on February 10, 2026 in connection with the proposed merger (the “Merger”) of the Company and American Water Works Company, Inc. (“American Water”) pursuant to the Agreement and Plan of Merger, dated as of October 26, 2025, as may be amended from time to time, by and among American Water, the Company, and Alpha Merger Sub, Inc. (the “Merger Agreement”). An aggregate of 215,733,938 shares, or 76.2% of the Company’s issued and outstanding common stock, par value $0.50 per share (the “Common Stock”), as of December 29, 2025, the record date for the Special Meeting, was represented in person or by proxy and entitled to vote at the Special Meeting, constituting a quorum. The final results of voting at the Special Meeting on the matters submitted to a vote of the Company’s shareholders are as set forth below. Additional information in respect of the Special Meeting, the proposals described below, and the Merger is set forth in the Company’s joint proxy statement/prospectus dated December 31, 2025 (the “Proxy Statement”).

The Essential bylaws provide that a quorum at the Essential special meeting is the presence, in person or represented by proxy, of shareholders entitled to cast a majority of the votes which all shareholders are entitled to cast at the Essential special meeting.

1.	The shareholders approved a proposal to approve the Merger Agreement and the transactions contemplated thereby, including the Merger (the “Merger Agreement Proposal”), by the following vote:

For	Against	Abstain	Broker Non-Votes
203,644,509	11,155,917	933,512	0

2.	The shareholders approved a proposal, on a non-binding advisory basis, to approve the compensation that may be paid or become payable to executive officers of Essential Utilities in connection with the transactions contemplated by the Merger Agreement, by the following vote:

For	Against	Abstain	Broker Non-Votes
181,618,535	33,058,364	1,057,039	0

3.	The vote on a proposal to adjourn or postpone the Special Meeting from time to time, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting (or any adjournment or postponement thereof) to approve the Merger Agreement Proposal, or to ensure that any supplement or amendment to the Proxy Statement was timely provided to shareholders, was not presented for a vote, as the requisite number of shareholders voted to approve the Merger Agreement Proposal.

Pursuant to the terms of the Merger Agreement, the completion of the Merger remains subject to various additional conditions, including the receipt of certain regulatory approvals.

Item 7.01.	Regulation FD Disclosure.

A joint press release of the Company and American Water was issued on February 10, 2026 announcing that, at the respective special shareholder meetings of the Company and American Water, each company’s shareholders approved the merger-related proposals.

A copy of this joint press release has been furnished as Exhibit 99.1 hereto. References and links to websites and other information contained in this joint press release are not provided as active hyperlinks, and the information contained in or accessed through these hyperlinks shall not be incorporated into, or form a part of, this Current Report on Form 8-K.

The information furnished in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits to this Current Report have been provided herewith as noted below:

Exhibit No.	Description
99.1*	Joint Press Release, dated February 10, 2026, issued by Essential Utilities, Inc. and American Water Works Company, Inc.
104	Cover Page Interactive Data File (the cover page XBRL tags are included and formatted as Inline XBRL).

*Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESSENTIAL UTILITIES, INC.

Dated:	February 10, 2026	By:	/s/ Christopher P. Luning
Christopher P. Luning
Executive Vice President, General Counsel